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                                                                EXHIBIT 10(l)(2)

                                 FIRST AMENDMENT
                    TO THE BANKNORTH GROUP, INC. 401(k) PLAN

        The Banknorth Group, Inc. 401(k) Plan (the "Plan") was last amended and restated effective generally January 1, 2001. The Plan shall be further amended as set forth herein.

        1. The terms used in this First Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

        2. The table appearing in Section 1.61(c) shall be amended by adding the following entry at the end thereof:

                Organization              Acquisition Date           Effective Date
                ------------              ----------------           --------------

                IpswichBank               July 26, 2002              August 1, 2002

                Community Insurance       July 1, 2002               October 1, 2002
                Agencies, Inc.

        3. Section 2.03 shall be amended to read in its entirety as follows:

                2.03    Special Participation Rules.

                (a) If an Eligible Employee was previously employed by CFX Corporation or any of its subsidiaries (collectively, "CFX") immediately prior to the date on which CFX was acquired by the Company and:

                        (i) is both employed by any former CFX subsidiary except Safety Fund National Bank on June 30, 1998, and a participant receiving elective deferrals under the CFX Corporation 401(k) Plan ("CFX Plan") or the Concord Savings Bank 401(k) Plan on such date, then his or her deferral election in effect under the applicable plan on such date shall constitute his or her initial Participation Agreement under this Plan, provided that any terms of such deferral election that are not consistent with the provisions of this Plan shall be of no effect hereunder, and provided further that the Employee may file a new Participation Agreement by June 15, 1998.

                        (ii) is both employed by Safety Fund National Bank on May 22, 1998, and a participant receiving elective deferrals under the CFX Plan on such date, then such Employee shall be eligible to participate in this Plan as of May 22, 1998, and his or her deferral election in effect under the CFX Plan on such date shall constitute his or her initial Participation Agreement under this Plan, provided that any terms of such deferral election that are not consistent with the provisions of this Plan shall be of no effect hereunder.

                (b) If an Eligible Employee was previously employed by ALLTEL Information Services immediately prior to the commencement of his or her em-



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        ployment with a Participating Employer, and commenced such eligible employment as of July 1, 2002, then:

                        (i) he or she may commence participation with respect to Salary Reduction Contributions on July 1, 2002, provided a timely Participation Agreement has been filed with the Plan Administrator; and

                        (ii) effective July 1, 2002, his or her years of service with ALLTEL Information Services shall be credited for purposes of participation with respect to Company Contributions.

        4. Section 3.06 shall be amended by the addition of the following paragraph at the end thereof:

                Effective August 1, 2002, with respect to an Eligible Employee who was a participant in the SBERA 401(k) Plan as Adopted by IpswichBank ("IpswichBank Plan"), if the Employee elects a direct rollover to this Plan of his or her vested interest in the IpswichBank Plan, and his or her vested interest in such plan includes any outstanding loans that are not in default, then he or she may transfer such unpaid loans to this Plan. The promissory note(s) evidencing such loan(s) shall be assigned to this Plan, and the Participant's obligation thereunder shall be as set forth in Section 8.03.

        5. Items 2 and 4 of this First Amendment shall be effective August 1, 2002, and item 3 shall be effective July 1, 2002.

        IN WITNESS WHEREOF, to record the adoption of this First Amendment, Banknorth Group, Inc. has caused this instrument to be executed by its duly authorized officer this ________ day of ______________________, 2002.


                                   BANKNORTH GROUP, INC.



                                   By
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                                   Its





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